Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report of Amplara Corporation (the “Company”) on Form 10-K for the period ending August 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Perez Gutierrez Damaris Jamilette, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2026	By:	/s/ Perez Gutierrez Damaris Jamilette
	Name:	Perez Gutierrez Damaris Jamilette
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.